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                                                                    EXHIBIT 23.1


                             Holtz Rubenstein & Co.
                                 125 Baylis Road
                          Melville, New York 11747-3823


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 23, 1999 (except for Note 15b, as to which the date is March 5, 1999), with respect to the consolidated financial statements of Alydaar Software Corporation and Subsidiary (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

                                             /s/ HOLTZ RUBENSTEIN & CO., LLP
                                             HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
May 14, 1999